Exhibit 99.1

Kona Grill Reports Second Quarter 2015 Results

- Announces Ninth Consecutive Quarter of Positive Same-Store Sales -

- Total Restaurant Sales Increase 21% -

SCOTTSDALE, AZ – August 3, 2015 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the second quarter ended June 30, 2015. The Company also provided its restaurant sales and earnings outlook for the third quarter of 2015.

Second Quarter 2015 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 21.2% to $36.2 million.
●	Same-store sales increased 1.0% lapping a 3.2% gain from the prior year and marking growth in 19 of the last 20 quarters.
●	Opened two new restaurants in Plano, Texas and Arlington, Virginia.
●	Restaurant operating profit*, a non-GAAP measure, increased 16.0% to $6.7 million compared to $5.8 million.
●

Net loss of $93,000, or ($0.01) per share compared to net income of $1.0 million, or $0.11 per share. Excluding expenses associated with a state use tax audit for the years 2005 to 2009, net income would have been $68,000, or $0.01 per share.

●	Adjusted EBITDA*, a non-GAAP measure, increased 10.4% to $3.9 million compared to $3.5 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Management Commentary

“Solid top-line growth exceeded our guidance in spite of wet weather in Texas which accounts for about a quarter of our entire restaurant base and unrest in Baltimore which impacted sales at our Inner Harbor location,” said Berke Bakay, President and CEO of Kona Grill. “We have now generated positive same-store sales in nine consecutive quarters and in 19 of the past 20 quarters. These enviable track records are testaments to the power of our brand.”

Bakay continued, “Restaurant operating margins were strong at 18.4% with our comparable base restaurants generating four-wall margins of 20.2%, excluding Denver which was closed for much of the quarter for a remodel (19.6% if Denver is included), while our new restaurants continue to perform above expectations with restaurant operating margins of 15.4%.”

Bakay concluded, “We are on track to achieve 23% unit growth for 2015 with planned openings later this year in Miami, Florida; Cincinnati, Ohio; Las Vegas, Nevada; and Friendswood, Texas, outside of Houston.”

Second Quarter 2015 Financial Results

Restaurant sales in the second quarter of 2015 increased 21.2% to $36.2 million compared to $29.9 million in the second quarter of 2014. This increase was driven by operating week growth of 18.5% and a same-store sales increase of 1.0% compared to 3.2% growth in the year-ago quarter. The increase in same-store sales reflects higher average check per customer, which grew 2.3%, and was offset by a reduction in traffic, which fell 1.3% primarily for the reasons described above. Non-comparable base restaurants contributed $10.0 million in restaurant sales during the second quarter of 2015, reflecting 112 operating weeks, compared to $3.3 million in the second quarter of 2014, reflecting 40 operating weeks.

Average weekly sales for the comparable base restaurants totaled $91,000 in the second quarter of 2015 compared to $89,300 in the second quarter of 2014. Average weekly sales for ten non-comparable base restaurants in the second quarter of 2015 totaled $89,200 compared to $81,900 for four non-comparable restaurants in the second quarter of 2014.

Restaurant operating profit*, a non-GAAP measure, increased 16.0% in the second quarter of 2015 to $6.7 million compared to $5.8 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 18.4% compared to 19.2% in the second quarter of 2014. Excluding the Company’s Denver restaurant in both three-month periods, which was closed for nine weeks during the second quarter of 2015 due to its remodel, restaurant operating profit increased 19.8% to $6.8 million. As a percentage of sales, comparable base restaurant operating profit excluding the Company's Denver restaurant was 20.2% in the second quarter of 2015 compared to 20.4% in the second quarter of 2014. The Company incurred management salaries and non-cash deferred rent for the Denver restaurant during the entire quarter.

Adjusted EBITDA*, a non-GAAP measure, increased 10.4% in the second quarter of 2015 to $3.9 million compared to $3.5 million in the same quarter last year. Excluding the Company’s Denver restaurant, Adjusted EBITDA increased 16.5% to $4.0 million. Net loss in the second quarter of 2015 was $93,000, or ($0.01) per share, compared to net income of $1.0 million, or $0.11 per share, in the year-ago quarter. Included in the second quarter of 2015 net loss was approximately $0.02 per share in expenses related to the Company’s Denver restaurant as well as approximately $0.02 in expenses related to a state use tax audit for the years 2005 to 2009.

At June 30, 2015, cash and cash equivalents totaled $27.5 million compared to $36.6 million at December 31, 2014. At the end of the second quarter of 2015 the Company had no outstanding borrowings against its line of credit.

Financial Guidance

For the third quarter of 2015, the Company estimates restaurant sales of $36.3 million, compared to $30.0 million in the same year-ago quarter, driven by 20% growth in operating weeks and an estimated 2.0% increase in same-store sales.

The Company forecasts Adjusted EBITDA* of $3.2 million for the third quarter of 2015, including approximately $0.2 million in costs related to the temporary closure and remodel of the Company’s Denver restaurant. The majority of the Denver charges derive from wages and training costs associated with reopening the restaurant and non-cash straight-line rent.

The Company expects to generate a net loss of ($0.10) per share, after taking into consideration approximately $0.13 per share in costs associated with preopening expenses for four restaurants scheduled to open in the second half of 2015. Non-cash rent accounts for approximately $0.05 per share of the expected costs.

Development Update

The Company currently has nine leases signed for new restaurant development in the following markets: California (Irvine); Florida (Miami); Minnesota (Minneapolis); Nevada (Las Vegas); Ohio (Cincinnati); Texas (Houston and San Antonio); Tennessee (Nashville); and Virginia (Fairfax). As previously articulated, the Company anticipates opening seven restaurants in 2015, three of which were opened during the first half of 2015.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2015. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-539-3678. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through September 3, 2015 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 7636713. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 33 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Ohio (Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends and projected earnings for the third quarter of 2015, certain guidance for 2015, as well as expectations of new store openings and existing store remodels in 2015 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)

ASSETS
Cash and cash equivalents	$27,532	$36,578
Other current assets	3,803	2,687
Other assets	1,200	1,171
Property and equipment, net	66,593	53,934
Total assets	$99,128	$94,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$14,526	$12,247
Long-term obligations	18,996	16,697
Stockholders’ equity	65,606	65,426
Total liabilities and stockholders’ equity	$99,128	$94,370

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Restaurant sales	$36,225	$29,886	$69,032	$57,502
Costs and expenses:
Cost of sales	9,678	8,210	18,740	15,720
Labor	12,396	9,900	23,784	19,326
Occupancy	2,501	2,001	4,858	3,844
Restaurant operating expenses	4,978	4,023	9,586	7,871
General and administrative	3,143	2,443	6,426	5,019
Preopening expense	1,106	509	1,923	899
Depreciation and amortization	2,290	1,717	4,474	3,404
Other expenses	161	-	161	-
Total costs and expenses	36,253	28,803	69,952	56,083
Income (loss) from operations	(28)	1,083	(920)	1,419
Interest expense, net	46	64	91	124
Income (loss) before income taxes	(74)	1,019	(1,011)	1,295
Income tax expense	19	-	7	25
Net income (loss)	$(93)	$1,019	$(1,018)	$1,270

Net income (loss) per share:
Basic	$(0.01)	$0.12	$(0.09)	$0.15
Diluted	$(0.01)	$0.11	$(0.09)	$0.14

Weighted average shares outstanding:
Basic	11,271	8,770	11,253	8,690
Diluted	11,271	9,081	11,253	9,022

Comprehensive income (loss)	$(93)	$1,019	$(1,018)	$1,270

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income (Loss) from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income from operations plus depreciation and amortization, preopening expense, stock-based compensation and unusual or non-recurring items. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended June 30, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$26,214	100.0%	$10,011	100.0%	$36,225	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	21,087	80.4%	8,466	84.6%	29,553	81.6%
Restaurant operating profit	5,127	19.6%	1,545	15.4%	6,672	18.4%
Less: General and administrative					3,143	8.7%
Add: Stock-based compensation					(362)	-1.0%
Adjusted EBITDA					3,891	10.7%
Less: Depreciation and amortization					2,290	6.3%
Less: Preopening expense					1,106	3.1%
Less: Other expenses					161	0.4%
Less: Stock-based compensation					362	1.0%
Income (loss) from operations					(28)	-0.1%

	Three Months Ended June 30, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$26,598	100.0%	$3,288	100.0%	$29,886	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	21,278	80.0%	2,856	86.9%	24,134	80.8%
Restaurant operating profit	5,320	20.0%	432	13.1%	5,752	19.2%
Less: General and administrative					2,443	8.2%
Add: Stock-based compensation					(217)	-0.7%
Adjusted EBITDA					3,526	11.8%
Less: Depreciation and amortization					1,717	5.7%
Less: Preopening expense					509	1.7%
Less: Stock-based compensation					217	0.7%
Income (loss) from operations					1,083	3.6%

Certain amounts may not sum due to rounding.

KONA GRILL, INC.

Selected Supplemental Operating Information

($ amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Restaurants opened during the period	2	1	3	2
Restaurants at the end of the period	33	27	33	27

Comparable restaurants:
Restaurants at end of period	23	23	23	23
Operating weeks*	286	299	569	595
Average weekly sales*	$91.0	$89.3	$90.8	$87.0
Average unit volume*	$1,183	$1,160	$2,294	$2,250
Comparable restaurant sales percentage change*	1.0%	3.2%	1.6%	4.6%
Restaurant operating profit margin**	19.6%	20.0%	18.3%	19.6%

Non-comparable restaurants:
Restaurants at end of period	10	4	10	4
Operating weeks	112	40	203	74
Average weekly sales	$89.2	$81.9	$85.2	$80.9
Restaurant operating profit margin	15.4%	13.1%	14.9%	10.3%

  * Information for the three and six months ended June 30, 2015 excludes the Denver restaurant which was closed for a remodel effective April 25, 2015.

** Restaurant operating profit margin for the three and six months ended June 30, 2015 includes the impact of the Denver remodel closure. Excluding the impact of the closure, restaurant operating profit margin for the comparable restaurants would have been 20.2% for the second quarter of 2015 compared to 20.4% for the second quarter of 2014.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com